1Q18 Earnings Presentation A p r i l 1 9 , 2 0 1 8 Exhibit 99.2

2 Safe Harbor To the extent that statements in this PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. The Company’s actual strategies, results and financial condition in future periods may differ materially from those currently expected due to various risks and uncertainties. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Consequently, no forward-looking statement can be guaranteed. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. This PowerPoint presentation supplements information contained in the Company’s earnings release dated April 19, 2018, and should be read in conjunction therewith. The earnings release may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Financial Information” and then “Press Releases.” Non-GAAP Financial Measures This PowerPoint presentation contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses core non-GAAP financial metrics (“Core”) in their analysis of the Company’s performance to identify core revenues and expenses in a period that directly drive operating net income in that period. These Core measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefits associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Reference is made to “Non-GAAP Financial Measures” and “Caution About Forward Looking Statements” in the earnings release which also apply to certain disclosures in this PowerPoint presentation. Safe Harbor And Non-GAAP Financial Measures

3 Corporate Profile Our Franchise Corporate Snapshot • $4.5 billion market cap as of April 19, 2018 • $78.40 share price • 1.94% dividend yield • $29.5 billion in total assets as of March 31, 2018 • $21.7 billion in loans • $23.0 billion in deposits • Operating continuously for over 131 years • 320 offices serving 33 MSAs across 12 states Driving long-term value creation for our clients, associates, communities and shareholders

4 Our Focus Corporate Profile • Relationship-driven commercial and private banking business • Market-centric, people-driven approach in attractive Southeastern markets • Building long-term A-list client relationships through service and care • “Branch-lite” delivery model with focus on operating efficiency • Diversification across asset classes, business lines and geographies • Provide exceptional value-based client services • Great place to work • Growth that is consistent with high performance • Shareholder-focused • Strong sense of community Mission Statement Driving long-term value creation for our clients, associates, communities and shareholders

5 Quarterly Summary 1Q18 First Quarter Highlights: • 1Q18 reflective of typical seasonality and in-line with full-year 2018 guidance • Reported NIM of 3.67%, down 2 bps, and cash margin of 3.42%, up 9 bps, from prior quarter • Core tangible efficiency ratio increased primarily due to impact of seasonal revenue and operating expense • Strong asset quality • Rewarded certain associates a one-time cash bonus following the enactment of tax reform legislation in 1Q18 – impacting Core EPS by $0.03 in the current quarter on both a GAAP and Non-GAAP basis • Closed Gibraltar transaction and completed core systems and branch conversion in March 2018 • One time non-core items primarily driven by $16.2 million of merger-related expenses associated with Gibraltar transaction Key Metrics for 1Q18 GAAP 4Q17 GAAP 1Q18 Non- GAAP Core 4Q17 Non- GAAP Core 1Q18 Earnings Per Common Share $0.17 $1.10 $1.33 $1.37 Return On Average Assets 0.15% 0.92% 1.03% 1.13% Return on Average Common Equity 1.02% 6.79% 7.92% 8.45% Return on Tangible Common Equity (TE) -- -- 12.73% 13.83% Tangible Efficiency Ratio (TE) -- -- 55.30% 58.80%

6 GAAP EPS Profitability Trends Core EPS Return on Average Assets Return on Common Equity

7 Client Growth • Total period-end loan growth of $1.6 billion • Excluding acquired Gibraltar, loans increased $0.1 billion • Excluding acquired loans, loan growth during 1Q18 was strongest in the Corporate Asset Finance division (equipment financing business), the Energy Group (reserve-based lending) and the New Orleans, Louisiana market Loan Highlights Deposits – Period-End BalancesLoans – Period-End Balances Deposit Highlights • Period-end total deposits increased $1.5 billion • Excluding acquired Gibraltar, deposits increased $0.4 billion • Non-interest bearing deposits increased $386 million, or 25% annualized, on a period-end basis, and were 29% of total deposits

8 • Slight net interest margin contraction with cash margin expansion - remain asset sensitive • Estimated impact of the next 25 basis point increase in the Federal Funds Rate would equate to a $0.04 increase in quarterly EPS – the impact of additional rate increases may diminish with the impact of deposit betas Revenues – Net Interest Income HighlightsNet Interest Income and Margins Dollars in millions 12-Month Net Interest Income Scenarios

9 • 1Q18 results impacted by typical seasonal trends • GAAP and core non-interest income both decreased by $8 million, or 15% • Ramp-up in seasonal businesses occurring as expected entering 2Q18 Revenues –Non-Interest Income HighlightsComponents of Core Non-Interest Income1 (1) Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.

10 Non-Interest Expense HighlightsComponents of Core Non-Interest Expense1 • Total non-interest expense for the quarter increased $6.2 million, or 3%, to $188.3 million • Core non-interest expenses increased $3.9 million, or 2%, to $169.5 million • Includes $2.3 million of one-time expense related to associate bonus • $18.8 million of non-core merger- related expense in 1Q18, primarily related to Gibraltar acquisition • Cost saves and acquisition synergies embedded in the 2018 guidance non- interest expense range being realized as planned (1) Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.

11 Efficiency • Total core revenues were down $10.4 million, or 4%, compared to 4Q17, while core expenses were up $3.9 million, or 2%, over that period • Our core tangible efficiency ratio was 58.8% in 1Q18 • First quarter revenues and expenses impacted by typical seasonal declines (payroll taxes, day count, etc.) • Closed/Consolidated 11 branches in 1Q18 HighlightsEfficiency Ratio Trends

12 Asset Quality Stable and improving credit quality metrics: • Net charge-offs decreased $5.8 million on a linked quarter basis, to $4.3 million, and equated to an annualized 0.09% of average loans, compared to 0.20% in 4Q17 • Provision expense of $8.0 million in 1Q18, a 45% decrease from 4Q17 primarily due to decreased concerns of impact from prior hurricanes and general overall improvement of previous energy credits • NPAs to Total Assets remained flat at 0.64% at March 31, 2018 Non-Performing Assets Highlights Provision & Net Charge-Offs

13 Credit Risk Coverage • Credit risk reserves include: • Allowance for credit losses • Acquired loan discounts (non- impaired assets) • Credit reserve coverage of loans equal to 1.19% at 1Q18, as compared to 0.67% of allowance to loans Highlights Credit Risk Reserves (Non-GAAP) & Loan Coverage Credit Risk Reserves (Non-GAAP) & NPA Coverage 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 Allowance for Loan Losses 144,719 144,890 146,225 136,628 140,891 144,527 Non Impaired Acquired Loan Discounts, Net 12,930 11,874 10,879 110,307 94,734 100,837 Reserve for Unfunded Commitments 11,241 11,660 10,462 21,032 13,208 13,432 Total Credit Risk Reserves 168,890 168,424 167,566 267,967 248,833 258,796 Credit Risk Reserves as a % of Loans 1.12% 1.11% 1.08% 1.35% 1.24% 1.19%

14 Capital Position Highlights Capital Ratios (Preliminary) • Capital ratios improved in 1Q18 due to issuance of common shares for Gibraltar transaction and increase in quarterly retained earnings • Declared quarterly common stock dividend of $0.38 per share, an increase of 3% on an annualized basis from prior quarter, payable on April 27, 2018 • Under the current Board authorized share repurchase plan there are approximately 747,000 shares of common stock remaining that may be purchased by the Company IBERIABANK Corporation 4Q17 1Q18 Change Common equity Tier 1 (CET 1) ratio 10.57% 10.77% 20 bps Tier 1 Leverage 9.35% 9.97% 62 bps Tier 1 Risk-Based 11.16% 11.32% 16 bps Total Risk-Based 12.37% 12.48% 11 bps IBERIABANK and Subsidiaries 4Q17 1Q18 Change Common equity Tier 1 (CET 1) ratio 10.86% 11.16% 30 bps Tier 1 Leverage 9.10% 9.83% 73 bps Tier 1 Risk-Based 10.86% 11.16% 30 bps Total Risk-Based 11.55% 11.83% 28 bps

15 M&A Update Gibraltar Private Bank & Trust • Transaction announced on October 19, 2017 and completed March 23, 2018 • Attractive transaction pricing with net present value of cost saves greater than total consideration • Highly synergistic acquisition that further complements our existing Florida franchise Progress Update Summary • Final pricing metrics at closing include Price to Tangible Book Value equal to 150% and Core Deposit Premium equal to 7.7% • Successful conversion of branch and operating systems completed over weekend of March 23- 25, 2018 • $16.2 million in merger-related expense recorded in 1Q18; $13.1 million remaining and expected to be incurred in 2Q18 • Run-rate cost savings expected to be fully achieved by the end of the third quarter of 2018 Cash and Due From 102,570$ Total Investment Securities 19,169 Total Loans 1,465,319 Premises and Equipment 4,104 Goodwill 42,530 Core Deposit Intangibles 18,529 Other Assets 38,486 Total Assets 1,690,707$ Total Deposits 1,064,803 Total Bo rowings 405,107 Other Liabilities 6,131 Total Liabilities 1,476,041$ Total Capital (Issued) 214,666 Total Liabilities And Capital 1,690,707$ Gibraltar Acquired (After Preliminary Purchase Accounting Adjustments)

16 The Company’s guidance is subject to risks, uncertainties, and assumptions which could, individually or in aggregate, cause actual results or financial condition to differ materially from those anticipated above. Reference is made to “Caution About Forward-Looking Statements” in the earnings release which also applies to this guidance. 2018 Guidance Update • Updated margin guidance based on best estimates of yield curve expectations for remainder of 2018 (Fed moves in June and December) • We continue to manage the business for long-term value creation for all shareholders

17 APPENDIX

18 Loans and Deposits By State Note: Figures at period-end March 31, 2018 $21.7 Billion $23.0 Billion Total Loans Total Deposits

Non-Interest Income And Expense Trend Details

Non-interest Income ($ millions)	4Q 16	1Q 17	2Q 17	3Q 17	4Q 17	1Q 18	1Q18 vs. 4Q17 $ Change	1Q18 vs. 4Q17 % Change
Service Charges on Deposit Accounts	$ 11.2	$ 11.2	$ 11.4	$ 12.5	$ 12.6	$ 12.9	$ 0.3	3%
ATM / Debit Card Fee Income	2.5	2.5	2.6	2.5	2.6	2.6	0.0	2%
BOLI Proceeds and CSV Income	1.3	1.3	1.2	1.3	1.3	1.3	0.0	1%
Mortgage Income	16.1	14.1	19.7	16.0	13.7	9.6	(4.1)	-30%
Title Revenue	5.3	4.7	6.2	5.6	5.4	5.0	(0.4)	-7%
Broker Commissions	3.8	2.5	2.6	2.1	1.9	2.2	0.3	13%
Other Non-interest Income	11.5	8.8	10.0	11.0	14.8	11.0	(3.8)	-26%
Non-interest income excluding non-core income	$ 51.7	$ 45.1	$ 53.7	$ 51.0	$ 52.3	$ 44.6	$ (7.7)	-15%
Gain (Loss) on Sale of Investments, Net	-	-	0.1	(0.2)	0.0	(0.1)	(0.1)	-271%
Other Non-core income	-	-	-	-	-	-	-	0%
Total Non-interest Income	$ 51.7	$ 45.1	$ 53.8	$ 50.8	$ 52.3	$ 44.5	$ (7.8)	-15%

Non-interest Expense ($ millions)	4Q 16	1Q 17	2Q 17	3Q 17	4Q 17	1Q 18	1Q18 vs. 4Q17 $ Change	1Q18 vs. 4Q17 % Change
Mortgage Commissions	$ 5.2	$ 3.3	$ 5.3	$ 5.3	$ 5.3	$ 4.4	$ (0.9)	-17%
Hospitalization Expense	3.9	5.9	5.2	5.7	6.8	6.7	(0.1)	-3%
Other Salaries and Benefits	71.6	72.6	75.2	84.4	88.5	90.0	1.5	2%
Salaries and Employee Benefits	$ 80.7	$ 81.8	$ 85.7	$ 95.4	$ 100.6	$ 101.1	$ 0.5	1%
Credit/Loan Related	3.4	4.5	3.8	7.5	3.2	4.6	1.4	46%
Occupancy and Equipment	15.6	16.0	16.1	18.8	18.4	18.4	0.0	0%
Amortization of Acquisition Intangibles	2.1	1.8	1.7	4.5	4.6	5.1	0.5	10%
All Other Non-interest Expense	30.3	33.1	32.0	35.2	38.8	40.3	1.5	4%
Nonint. Exp. (Ex-Non-Core Exp.)	$ 132.1	$ 137.2	$ 139.3	$ 161.4	$ 165.6	$ 169.5	$ 3.9	2%
Compensation-related expense	$ 0.2	$ 0.1	$ 0.4	$ 1.1	$ 1.5	$ 1.2	(0.3)	-18%
Storm-related expense	-	-	-	0.4	0.1	-	(0.1)	-100%
Impairment of Long-lived Assets, net of gains on sales	(0.5)	1.4	(1.3)	3.7	3.2	2.1	(1.1)	-34%
Loss on early termination of loss share agreements	17.8	-	-	-	-	-	-	0%
Consulting and Professional	-	-	6.0	5.7	-	-	-	0%
Other Non-interest Expense	0.5	-	-	-	0.3	(0.7)	(1.0)	-320%
Merger-related expense	-	0.1	1.0	28.5	11.4	16.2	4.8	42%
Total Non-interest Expense	$ 150.1	$ 138.8	$ 145.4	$ 200.8	$ 182.1	$ 188.3	$ 6.2	3%
Tangible Efficiency Ratio - excl Non-Core-Exp	60.1%	61.3%	57.2%	57.9%	55.3%	58.8%		

Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.

IBERIABANK Corporation

19

20 GAAP And Non-GAAP Cash Margin • Adjustments represent accounting impacts of purchase discounts on acquired loans and related accretion as well as the indemnification asset and related amortization on the covered portfolio Dollars in millions Balances, As Reported Adjustments As Adjusted Non-GAAP 1Q17 Average Balance 20,085$ 87$ 20,172$ Income 172.8$ (10.7)$ 162.1$ Rate 3.53% -0.23% 3.30% 2Q17 Average Balance 20,109$ 72$ 20,181$ Income 183.6$ (12.2)$ 171.5$ Rate 3.71% -0.26% 3.45% 3Q17 Average Balance 23,972$ 120$ 24,092$ Income 216.9$ (19.6)$ 197.3$ Rate 3.64% -0.35% 3.29% 4Q17 Average Balance 25,686$ 161$ 25,847$ Income 235.5$ (21.4)$ 214.1$ Rate 3.69% -0.36% 3.33% 1Q18 Average Balance 25,814$ 142$ 25,956$ Income 232.9$ (14.8)$ 218.1$ Rate 3.67% -0.25% 3.42%

Reconciliation Of Non-GAAP Financial Measures

	For The Quarter Ended								
	September 30, 2017			December 31, 2017			March 31, 2018		
	Dollar Amount			Dollar Amount			Dollar Amount		
	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share
Income available to common shareholders (GAAP)	$ 48.5	$ 26.0	$ 0.49	$ 91.4	$ 9.3	$ 0.17	$ 81.2	$ 60.0	$ 1.10
Non-interest income adjustments									
Gain on sale of investments and other non-interest income	0.2	0.2	0.00	(0.0)	(0.0)	(0.00)	(0.0)	(0.0)	(0.00)
Non-interest expense adjustments									
Merger-related expense	28.5	19.3	0.36	11.4	8.5	0.16	16.2	12.5	0.23
Compensation-related expense	1.1	0.7	0.02	1.4	0.9	0.01	1.2	0.9	0.02
Impairment of long-lived assets, net of (gain) loss on sale	3.7	2.4	0.04	3.2	2.1	0.04	2.1	1.6	0.03
Litigation expense	5.7	4.7	0.09	-	1.2	0.02	-	-	-
Other non-operating non-interest expense	0.4	0.2	-	0.5	0.4	0.01	(0.7)	(0.5)	(0.01)
Total non-interest expense adjustments	39.3	27.3	0.51	16.5	13.1	0.24	18.8	14.5	0.27
Income tax benefits	-	-	-	-	49.8	0.92	-	0.2	-
Core earnings (Non-GAAP)	88.0	53.5	1.00	107.8	72.2	1.33	100.0	74.7	1.37
Provision for loan losses	18.5	12.0		14.4	9.3		8.0	6.3	
Pre-provision earnings, as adjusted (Non-GAAP)	$ 106.5	$ 65.6		$ 122.2	$ 81.5		108.0	81.0	

(1) Per share amounts may not appear to foot due to rounding.
(2) Excluding merger-related expense and litigation expense, after-tax amounts are calculated using a tax rate of 24% in 2018 and 35% in 2017, which approximates the marginal tax rate

- No material non-core income in 1Q18
- Non-core expenses equal to $18.8 million pre-tax, or $0.27 EPS after-tax:
  - Merger-related expenses equal to $16.2 million, or $0.23 EPS after-tax
  - Compensation-related expense equal to $1.2 million, or $0.02 EPS after-tax
  - Impairment of long-lived assets equal to $2.1 million, or $0.03 EPS after-tax

Dollars in millions

IBERIABANK Corporation
21